UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted

by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

SMART & FINAL INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On May 23, 2007 Smart & Final Inc. posted the following questions and answers on its associate intranet:

Q1: What’s up next in our acquisition by Apollo Management?

We have filed and mailed to our shareholders a “Definitive Proxy Statement” which outlines the terms of the proposed merger with affiliates of Apollo Management. The Proxy Statement calls for a meeting of stockholders on Tuesday, May 29th at our offices in Commerce. The purpose of the meeting is for shareholders to vote whether to accept the proposed acquisition at $22.00 per share of common stock. A majority vote of our outstanding shares, including the shares of Groupe Casino, are required to approve the merger. Most stockholders will vote through the submission of a written proxy card or through proxy voting online – it is not necessary to be present at the meeting.

Q2: If a majority of the stockholders vote in favor of the merger on May 29th, then what happens?

Following a majority vote, the company and Apollo will schedule a formal closing of the transaction, within a few days of the stockholder meeting. At this point Apollo will formally own the company. At the closing, they will pay the agreed price of $22.00 per share into an escrow account which will be used to redeem the shares of outstanding stock.

Q3: If I own shares of Smart & Final stock, what do I do with them?

Regardless of whether you hold physical “paper” shares of stock or you hold shares in a brokerage account, you will receive notice from an independent agent who will ask you to surrender the shares in exchange for the merger consideration of $22.00 per share. There will not be any fees assessed by the company as part of this process. You or your brokerage firm should receive payment within a few days after your shares are surrendered.

Q4: What if I object to the merger?

Under Delaware law, you have the right to seek appraisal of the fair value of your shares as may be determined by a Delaware court if the merger is consummated. However, you must follow specific procedures explained in the Definitive Proxy Statement in order to do so. In order to preserve your appraisal rights, Delaware law requires, among other things, that you do not vote in favor of the merger. Please see “The Merger-Appraisal Rights” beginning on page 41 of the Proxy Statement and Annex D to the Proxy Statement for more details.

Q5: In the past I was granted employee stock options which haven’t vested or haven’t been exercised. What happens to the options?

On the closing date, all of your options will become “vested” and exercisable. Since all outstanding stock options have exercise prices which are less than the $22.00 offered in the merger, all options will have some cash value at closing. The value of the options will be

$22.00 minus the exercise price of the option, times that number of options held. Following closing, you will receive this cash value in a payroll check from the company, less deductions for employee income tax withholding.

Q6: I have some shares of Smart & Final stock which in the past were deferred under the Supplemental Deferred Compensation Plan (SDCP). What will happen to these shares?

Any shares of stock in the SDCP will be converted to cash at the $22.00 per share price, subject to your voting to sell the shares as part of the merger. The cash resulting from the merger will remain in the SDCP and will not be paid out to you in the merger. Since the SDCP will remain in place following the merger, payments under this plan will be made in accordance with its terms and any elections you have previously made.

Q7: I was granted some shares of restricted stock which have not yet vested. What will happen to these?

Any unvested restricted stock will vest at the closing date. These shares will then be purchased at the $22.00 per share price in the merger. If you elected at the time the shares were granted to defer the shares to the Supplemental Deferred Compensation Plan when they vest, then the shares will be deferred and the $22.00 per share cash will remain in the deferred compensation plan and will not be paid out to you in the merger. Since the SDCP will remain in place following the merger, payments under this plan will be made in accordance with its terms and any elections you have previously made.

Q8: Will the purchase of Smart & Final common stock affect my 401(k) account?

There is no Smart & Final stock in any of the 401(k) accounts.

Q9: Where will we send a stock certificate in to be redeemed?

Apollo will be selecting a paying agent. After the merger is consummated, you will receive written instructions from the paying agent on how to exchange your stock certificates for merger consideration.

Q10: Will we be contacted to confirm the options eligible for this to make sure what we have on record matches what you have?

You may contact Lily Harada (323-869-7637) or Russ Stratton (323-869-7648) in human resources for information on your holdings.

Q11: When will the stock purchase plan stop? If it doesn’t happen for a while, can I get the forms for changing my stock purchase plan to zero? How do we stop automatic purchases of stock?

Payroll deductions for the employee stock purchase plan have stopped. The last deductions were taken out of the April 12, 2007 paychecks and memos were sent to participating associates.

Forward-Looking and Cautionary Statements

This document includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, which include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and similar and related expressions. Such forward-looking statements involve risks and uncertainties. Although Smart & Final believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, Smart & Final's actual results could differ materially from those described in the forward-looking statements. The following factors might cause such a difference: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and/or the stock purchase agreement; the outcome of any legal proceedings that have been or may be instituted against Smart & Final and others following announcement of the merger agreement or the stock purchase agreement; the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; Smart & Final's ability to effectively manage business growth; changes in legislation and regulations related to the sale and distribution of food products and the sale of alcoholic beverages; increased competition from other foodservice providers; changes in the acceptance of Smart & Final's services and products by institutional customers and consumers; changes in customer relationships; acceptance of new programs, services, and products by institutional customers and consumers; and global economic conditions, including interest and currency rate fluctuations, and inflation rates. Additional information regarding these and other risk factors and uncertainties are set forth from time to time in Smart & Final's filings with the Securities and Exchange Commission, available for viewing on Smart & Final's website at www.smartandfinal.com (To access this information on Smart & Final's website, click on "Corporate" and then "SEC".) All forward-looking statements are based on information available to Smart & Final on the date of this document. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Smart & Final by affiliates of Apollo Management, L.P. In connection with the proposed transaction, Smart & Final filed a definitive proxy statement with the Securities and Exchange Commission on April 27, 2007, and will file or furnish other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed or furnished to the Securities and Exchange Commission by Smart & Final at the Securities and Exchange Commission's website at www.sec.gov. The definitive proxy statement and other relevant materials may also be obtained for free from Smart &

Final by directing such request to Investor Relations, Smart & Final Inc., 600 Citadel Drive, Commerce, California 90040. The contents of the websites referenced above are not deemed to be incorporated by reference into the definitive proxy statement.

Participants in Solicitation

Smart & Final and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of Smart & Final's participants in the solicitation is set forth in Smart & Final's definitive proxy statement relating to the merger filed with the Securities and Exchange Commission on April 27, 2007, which may be supplemented by additional soliciting documents. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission's website at www.sec.gov and from Smart & Final at www.smartandfinal.com or by directing such request to the address provided above.